         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999
                                                 REGISTRATION NO. 333________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                     1600 RIVIERA AVENUE                       680322810
(STATE OF INCORPORATION)     WALNUT CREEK, CALIFORNIA 94596       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                           (ADDRESS, INCLUDING ZIP CODE, OF
                         REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1997 INCENTIVE STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            1999 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                ROBERT M. TARKOFF
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               COMMERCE ONE, INC.
                               1600 RIVIERA AVENUE
                         WALNUT CREEK, CALIFORNIA 94596
                                  (925) 9416000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              DAVID J. SEGRE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                  PROPOSED
            TITLE OF SECURITIES TO                           AMOUNT                MAXIMUM          PROPOSED         AMOUNT OF
                BE REGISTERED                                TO BE             OFFERING PRICE   MAXIMUM AGGREGATE  REGISTRATION
                                                           REGISTERED            PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value                      4,667,918 shares (1)(2)      $13.16 (3)      $61,429,801 (3)      $17,078
-------------------------------------------------------------------------------------------------------------------------------
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Includes 3,767,918, 750,000 and 150,000 shares of Common Stock issuable under the 1997 Incentive Stock Option Plan, 1999 Employee Stock Purchase Plan and 1999 Director Option Plan, respectively.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 2,199,345 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $4.34 per share pursuant to Rule 457(h) under the Securities Act. With respect to 2,468,573 shares of Common Stock available for future grant under the Plans, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to the initial public offering price of $21.00 per share.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Form S-1 (File No. 333-76987), filed with the Commission on July 1, 1999.

     2. The Registrant's Prospectus, to be filed with the Commission on or about July 1, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS


Exhibit
Number                                       Document
-----------     -------------------------------------------------------------
    4.1*        Specimen Common Stock Certificate

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation ("WSGR"), as to legality of securities being registered

   10.2*        Registrant's 1997 Incentive Stock Option Plan

   10.3*        Registrant's 1999 Employee Stock Purchase Plan

   10.4*        Registrant's 1999 Director Option Plan

   23.1         Consent of Ernst & Young LLP, Independent Auditors

   23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.3         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76987), declared effective July 1, 1999.

ITEM 9. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, state of California, on the 1st day of July, 1999.

                                      Commerce One, Inc.

                                      By:   /s/ Mark B. Hoffman
                                          ------------------------------------
                                            Mark B. Hoffman
                                            President, Chief Executive Officer
                                            and Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Robert M. Tarkoff and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                     TITLE                                      DATE
-----------------------------------       -------------------------------------         ----------------------------
/s/ Mark B. Hoffman                       President, Chief Executive Officer and                   July 1, 1999
-----------------------------------         Chairman of the Board (Principal
 Mark B. Hoffman                            Executive Officer)


/s/ Peter F. Pervere                      Vice President and Chief Financial Officer               July 1, 1999
------------------------------------        (Principal Financial Officer)
 Peter F. Pervere

/s/ Asim Abdullah                         Director                                                 July 1, 1999
------------------------------------
 Asim Abdullah

/s/ John V. Balen                         Director                                                 July 1, 1999
------------------------------------
 John V. Balen

/s/ William B. Elmore                     Director                                                 July 1, 1999
------------------------------------
 William B. Elmore

/s/ Kenneth C. Gardner                    Director                                                 July 1, 1999
------------------------------------
 Kenneth C. Gardner


                                       4


-------------------------------------     Director                                                       , 1999
 Thomas Gonzales

 /s/ William J. Harding                   Director                                                 July 1, 1999
------------------------------------
 William J. Harding

/s/ John Swingewood                       Director                                                 July 1, 1999
------------------------------------
 John Swingewood

/s/ Jay M. Tenenbaum                      Director                                                 July 1, 1999
------------------------------------
 Jay M. Tenenbaum

/s/ Jeffrey T. Webber                     Director                                                 July 1, 1999
------------------------------------
 Jeffrey T. Webber

                                INDEX TO EXHIBITS


Exhibit
Number                            Document
-----------     ------------------------------------------------------------
    4.1*        Specimen Common Stock Certificate

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation ("WSGR"), as to legality of securities being registered

   10.2*        Registrant's 1997 Incentive Stock Option Plan

   10.3*        Registrant's 1999 Employee Stock Purchase Plan

   10.4*        Registrant's 1999 Director Option Plan

   23.1         Consent of Ernst & Young LLP, Independent Auditors

   23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.3         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

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(*)  Previously filed as an exhibit to Registrant's Registration Statement on
     Form S-1 (File No. 333-76987), declared effective July 1, 1999.